Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

AEON Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	4,540,560 (2)	$6.935 (3)	$31,488,783.60	0.0001476	$4,647.74
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	1,030,113 (4)	$10.75 (5)	$11,073,714.75	0.0001476	$1,634.48
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	908,341 (6)	$6.935 (3)	$6,299,344.84	0.0001476	$929.78
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	3,515,219 (7)	$10.00 (8)	$35,152,190.00	0.0001476	$5,188.46
	Total Offering Amounts					$84,014,033.19		$12,400.47
	Total Fees Previously Paid							--
	Total Fee Offsets (9)							$0
	Net Fee Due							$12,400.47

(1)	Pursuant to Rule 416(a) and Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of AEON Biopharma, Inc.’s (the “Registrant”) Class A Common Stock, $0.0001 par value per share (“Common Stock”) in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the above-named plans.

(2)	Represents 2,859,778 shares of Common Stock available for future issuance under the AEON Biopharma, Inc. 2023 Incentive Award Plan (the “2023 Plan”), which includes 49,999 shares of Common Stock subject to outstanding awards under the ABP Sub Inc. 2019 Incentive Award Plan (the “2019 Plan”) that were cancelled and became available for future issuance under the 2023 Plan (see below), and (b) up to an additional 1,680,782 shares of Common Stock that may become available for issuance under the 2023 plan pursuant to its terms. To the extent outstanding awards under the 2019 Plan are forfeited, expire, are cancelled or otherwise terminated without some or all of the underlying shares being issued, the shares of Common Stock subject to such awards will be available for future issuance under the 2023 Plan. See footnote 5 below.

(3)	The Proposed Maximum Offering Price Per Share for the 2023 Plan and the 2023 ESPP, estimated in accordance with Rule 457(c) and 457(h) under the Securities Act for purposes of calculating the registration fee, is $6.935, which was determined based on the average of the high and the low prices of Common Stock as reported on NYSE American on April 1, 2024, which date is within five business days prior to filing of this Registration Statement.

Exhibit 107

(4)	Represents 1,030,113 shares of Common Stock subject to outstanding stock options under the 2023 Plan. To the extent outstanding awards under the 2023 Plan are forfeited, expire, are cancelled or otherwise terminated without some or all of the underlying shares being issued, the shares of Common Stock subject to such awards will be available for future issuance under the 2023 Plan.

(5)	The Proposed Maximum Offering Price Per Share for the shares of Common Stock subject to outstanding stock options under the 2023 Plan, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, is based upon $10.75, which is the weighted-average exercise price for options to purchase Common Stock outstanding under the 2023 Plan.

(6)	Represents 488,146 shares of Common Stock available for future issuance under the AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), and (b) up to an additional 420,195 shares of Common Stock that may become available for issuance under the 2023 ESPP pursuant to its terms.

(7)	Represents 3,515,219 shares of Common Stock subject to outstanding stock options under the 2019 Plan. To the extent outstanding awards under the 2019 Plan are forfeited, expire, are cancelled or otherwise terminated without some or all of the underlying shares being issued, the shares of Common Stock subject to such awards will be available for future issuance under the 2023 Plan. See footnote 2 above.

(8)	The Proposed Maximum Offering Price Per Share for the shares of Common Stock subject to outstanding stock options under the 2019 Plan, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, is based upon $10.00, which is the weighted-average exercise price for options to purchase Common Stock outstanding under the 2019 Plan.

(9)	The Registrant does not have any fee offsets.